As filed with the Securities and Exchange Commission on November 7, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. WELL SERVICES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-1847117
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark D. Wolf

Vice President, General Counsel and Corporate Secretary

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copies to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Telephone: (346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Security(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Class A common stock, par value $0.0001 per share	12,000,006	$1.86	$22,320,011.20	$2,897.14

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the Registrant is also registering hereunder an indeterminate number of additional shares of class A common stock that shall be issuable to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act based on the average of the high and low sales prices of the Registrant’s class A common stock on November 7, 2019, as reported on the Nasdaq Capital Market.

(3)	Estimated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2019

PROSPECTUS

U.S. Well Services, Inc.

12,000,006 shares of Class A Common Stock

The selling stockholders named in this prospectus (the “selling stockholders”) are offering up to 12,000,006 shares of class A common stock, par value $0.0001 per share (the “class A common stock”), of U.S. Well Services, Inc. (the “Company”) issuable to the selling stockholders upon (i) conversion of shares of Series A Redeemable Convertible Preferred Stock of the Company (the “series A preferred stock”) or (ii) exercise of warrants, which the selling stockholders acquired pursuant to a private placement. All of these shares of class A common stock are being sold by the selling stockholders named in this prospectus, or their respective transferees, pledgees, donees or successors-in-interest. The selling stockholders will receive all proceeds from the sale of the shares of class A common stock being offered in this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities. For more information related to the selling stockholders, please read “Selling Stockholders.”

This prospectus describes the general manner in which these securities may be offered and sold. If necessary, the specific manner in which these securities may be offered and sold will be described in one or more supplements to this prospectus. Any prospectus supplement may add, update or change information contained in this prospectus. You should carefully read this prospectus, and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein before you invest in any of our securities.

The selling stockholders may offer and sell our class A common stock to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. In addition, certain selling stockholders may offer and sell these securities from time to time, together or separately. If the selling stockholders use underwriters, dealers or agents to sell such securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds the selling stockholders expect to receive from that sale will also be set forth in a prospectus supplement.

Our class A common stock is listed on the Nasdaq Capital Market (“Nasdaq”) and trades under the symbol “USWS.” The last reported sale price of our class A common stock on November 6, 2019, as reported by Nasdaq, was $1.86 per share.

See the section entitled “Risk Factors” beginning on page 3 of this prospectus and any similar section contained in any applicable prospectus supplement to read about factors you should consider before buying our securities.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act and are subject to reduced public company reporting requirements. See “Risk Factors.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2019

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling stockholders may, over time, offer and sell the securities described in this prospectus in one or more offerings or resales. This prospectus provides a general description of the securities. Each time any of the selling stockholders sell any of the securities described herein, the selling stockholders may provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We and the selling stockholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “U.S. Well Services,” “the “Company,” “we,” “us,” “our” and similar terms refer to U.S. Well Services, Inc. and its consolidated subsidiaries and references to “USWS Holdings” refer to USWS Holdings LLC, a subsidiary of U.S. Well Services, Inc.

i

ABOUT U.S. WELL SERVICES, INC.

We provide high-pressure, hydraulic fracturing services in unconventional oil and natural gas basins. Both our conventional (diesel) and Clean Fleet (electric) hydraulic fracturing fleets are among the most reliable and highest performing fleets in the industry, with the capability to meet the most demanding pressure and pump rate requirements in the industry. We operate in many of the active shale and unconventional oil and natural gas basins of the United States and our clients benefit from the performance and reliability of our equipment and personnel. Specifically, all of our fleets operate on a 24-hour basis and have the ability to withstand the high utilization rates that result in more efficient operations. Our senior management team has extensive industry experience providing pressure pumping services to exploration and production companies across North America.

We were originally formed in March 2016 as a special purpose acquisition company under the name Matlin & Partners Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On November 9, 2018, we completed a business combination with USWS Holdings (the “Business Combination”). As part of the Business Combination, we changed our name from Matlin & Partners Acquisition Corporation to U.S. Well Services, Inc. Following the completion of the Business Combination, substantially all of our assets and operations are held and conducted by USWS Holdings and its subsidiaries, including U.S. Well Services, LLC, and our only assets are equity interests in USWS Holdings. We own a majority of the economic and voting interests of USWS Holdings and are the sole manager of USWS Holdings.

Additional Information

Our principal executive office is located at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056 and our telephone number is (832) 562-3730.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” as defined in Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward looking statements usually relate to future events, conditions and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plans,” “may,” “should,” or the negative thereof. The absence of these words, however, does not mean that these statements are not forward-looking. These are based on our current expectation, belief and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All of our forward-looking statements involve risks and uncertainties (some of which are significant or beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These factors include:

•	the effectiveness of management’s strategies and decisions;

•	our ability to obtain financing, raise capital and continue as a going concern;

•	our ability to implement our internal growth and acquisition growth strategies;

•	general economic and business conditions specific to our primary customers;

•	compliance with our debt agreements and equity-related securities;

•	volatility in market prices;

•	changes in government regulations;

•	our ability to effectively integrate businesses we may acquire;

•	new or modified statutory or regulatory requirements;

•	availability of materials and labor;

•	inability to obtain or delay in obtaining government or third-party approvals and permits;

•	non-performance by third parties of their contractual obligations;

•	unforeseen hazards such as weather conditions, acts of war or terrorist acts and the governmental or military response thereto;

•	cyber-attacks adversely affecting our operations;

•

other geological, operating and economic factors and declining prices and market conditions, including reduced expected or realized oil and gas prices and demand for oilfield services and changes in supply or demand for maintenance, repair and operating products, equipment and service; and

•

other risks and uncertainties set forth in this prospectus or in any applicable prospectus supplement, as well as those risk factors set out under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our other filings with the SEC.

We cannot assure that these are all of the factors that could cause actual results to vary materially from the forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date hereof.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as information included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K as incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale by selling stockholders of our class A common stock issuable to the selling stockholders upon conversion of the series A preferred stock or exercise of the warrants. We are required to pay certain offering fees and expenses in connection with the registration of the selling stockholders’ securities and to indemnify the selling stockholders against certain liabilities.

SELLING STOCKHOLDERS

This prospectus relates to up to 12,000,006 shares of our class A common stock issuable to the selling stockholders upon (i) conversion of shares of our series A preferred stock or (ii) exercise of warrants, in each case subject to any appropriate adjustment as a result of any share subdivision, split, combination or other reclassification of our class A common stock. The series A preferred stock and warrants were issued to the selling stockholders pursuant to a Purchase Agreement, dated May 23, 2019, as amended, among U.S. Well Services, Inc. and the selling stockholders (the “Purchase Agreement”) on May 24, 2019 (the “Initial Closing”).

The information contained in the table below in respect of the selling stockholders (including the number of shares of class A common stock beneficially owned and the number of shares of class A common stock offered) has been obtained from the selling stockholders and has not been independently verified by us. We may supplement this prospectus from time to time in the future to update or change this list of selling stockholders and the number of shares of class A common stock that may be offered and sold by them. The registration for resale of the shares of class A common stock does not necessarily mean that the selling stockholders will sell all or any of these shares. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, shares of class A common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

The information set forth in the following table regarding the beneficial ownership prior to the offering includes (i) the maximum number of shares of class A common stock issuable upon conversion of 55,000 shares of series A preferred stock, which assumes an increase in the stated value of the outstanding series A preferred stock on each dividend date by the amount per share of the dividend payable on such date, provided that no share of series A preferred stock will be entitled to convert into greater than 248 shares of class A common stock, subject to certain adjustments, in accordance with the terms set forth in the Certificate of Designations for the series A preferred stock, and (ii) the maximum number of shares of class A common stock issuable upon exercise of 2,933,333 warrants, in each case issued pursuant to the Purchase Agreement. There is no guarantee that the series A preferred stock will convert into the maximum number of shares of class A common stock provided in the following table.

The information set forth in the following table regarding the beneficial ownership after resale of the shares of class A common stock is based upon the assumption that the selling stockholders will sell all of the shares of class A common stock beneficially owned by them that are covered by this prospectus. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares of class A common stock and the right to acquire such voting or investment power within 60 days through the exercise of any option, warrant or other right. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to the shares of class A common stock beneficially owned by them. Except as described in the footnotes to the following table, none of the persons named in the table has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus. The inclusion of any shares of class A common stock in this table does not constitute an admission of beneficial ownership for the person named below.

As of November 6, 2019, assuming (i) the exchange of all common units of USWS Holdings together with the same number of shares of our class B common stock, par value $0.0001 per share (the “class B common stock”), for shares of our class A common stock, (ii) the maximum number of shares of class A common stock are issued upon conversion of the series A preferred stock and (iii) the maximum number of shares of class A common stock are issued upon exercise of the warrants, there were 84,966,211 shares of our class A common stock issued and outstanding.

Name of selling stockholder	Class A shares beneficially owned prior to the offering		Class A shares to be offered	Class A shares beneficially owned after the offering
	Number	Percentage		Number	Percentage
Crestview(1)	30,026,666	35.3%	4,363,638	25,663,028	30.2%
AG Energy Funding, LLC(2)	6,026,667	7.1%	4,363,637	1,663,030	2.0%
Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd.(3)	1,602,928	1.9%	1,090,910	512,018	*
Dorchester Capital Secondaries IV, L.P.(4)	495,693	*	358,910	136,783	*
Dorchester Capital Secondaries Offshore IV, L.P.(5)	1,010,973	1.2%	732,001	278,972	*
Gordel Holdings Limited(6)	1,506,667	1.8%	1,090,910	415,757	*

*	Represents less than 1%.

(1)

Includes (i) 4,471,079 shares and 220,587 shares of class A common stock issuable upon exercise of 7,925,643 and 391,023 warrants that are currently exercisable and held directly by Crestview III USWS, L.P. (“Crestview L.P.”) and Crestview III USWS TE, LLC (“Crestview LLC”), respectively (collectively, “Crestview”), (ii) 19,417,033 shares and 957,967 shares of class A common stock held directly by Crestview L.P. and Crestview LLC, respectively, and (iii) 4,726,880 shares and 233,120 shares of class A common stock, which is the maximum number of shares of class A common stock issuable upon conversion of 19,060 shares and 940 shares of series A preferred stock held by Crestview L.P. and Crestview LLC, respectively. Crestview Partners III GP, L.P. (“Crestview GP”) may be deemed to be the beneficial owner of securities held by Crestview. Crestview GP is the general partner of the investment funds which are direct or indirect members of Crestview. Decisions by Crestview GP to vote or dispose of the securities held by Crestview requires the approval of a majority of the eight members of its investment committee and its chairman, which is composed of the following individuals: Barry S. Volpert (chairman), Thomas S. Murphy, Jr., Robert J. Hurst, Richard M. DeMartini, Robert V. Delaney, Jr., Brian P. Cassidy, Alexander M. Rose and Adam J. Klein. None of the foregoing persons has the power individually to vote or dispose of any of such securities. Each of the foregoing individuals, in his capacity as solely a member of the investment committee, disclaims beneficial ownership of all such securities. The address of each of the foregoing is c/o Crestview, 590 Madison Avenue, 36th Floor, New York, NY 10022. Pursuant to the Merger and Contribution Agreement dated July 13, 2018 and Crestview Subscription Agreement dated July 13, 218, Adam J. Klein is a member of the Company’s board of directors. Mr. Klein is a Partner of Crestview, L.L.C. (which is the general partner of Crestview GP) and Crestview Advisors, L.L.C. (which provides investment advisory and management services to the Crestview funds).

(2)

Includes (i) 1,066,667 shares of class A common stock issuable upon exercise of 1,066,667 warrants that are currently exercisable and held by AG Energy Funding, LLC (“AG Energy”), and (ii) 4,960,000 shares of class A common stock, which is the maximum number of shares of class A common stock issuable upon conversion of 20,000 shares of series A preferred stock held by AG Energy. The address of AG Energy is 245 Park Avenue, 26th Floor, New York, New York 10167.

(3)

Includes (i) 96,261 shares of class A common stock held by Geode Diversified Fund, a segregated account of Geode Capital Master Fund Ltd. (“Geode Diversified Fund”), (ii) 266,667 shares of class A common stock issuable upon exercise of 266,667 warrants that are currently exercisable and held by Geode Diversified Fund, and (ii) 1,240,000 shares of class A common stock, which is the maximum number of shares of class A common stock issuable upon conversion of 5,000 shares of series A preferred stock held by Geode Diversified Fund. Bobe Simon and Ted Blake, each a portfolio manager of Geode Diversified Fund, may be deemed to have voting and/or investment power over all securities of the Company held by Geode Diversified Fund. The address of Geode Diversified Fund is c/o Geode Capital Management LP, 100 Summer Street, 12th Floor, Boston, Massachusetts 02110.

(4)

Includes (i) 87,733 shares of class A common stock issuable upon exercise of 87,733 warrants that are currently exercisable and held by Dorchester Capital Secondaries IV, L.P. (“DCS”), and (ii) 407,960 shares of class A common stock, which is the maximum number of shares of class A common stock issuable upon conversion of 1,645 shares of series A preferred stock held by DCS. Mark S. Zucker, the managing member of the general partner of DCS, may be deemed to have voting and/or investment power over all securities of the Company held by DCS. The address of DCS is 11111 Santa Monica Blvd., Suite 1250, Los Angeles, California 90025.
(5)

Includes (i) 178,933 shares of class A common stock issuable upon exercise of 178,933 warrants that are currently exercisable and held by Dorchester Capital Secondaries Offshore IV, L.P. (“DCS Offshore”), and (ii) 832,040 shares of class A common stock, which is the maximum number of shares of class A common stock issuable upon conversion of 3,355 shares of series A preferred stock held by DCS Offshore. Mark S. Zucker, the managing member of the general partner of DCS Offshore, may be deemed to have voting and/or investment power over all securities of the Company held by DCS Offshore. The address of DCS Offshore is 11111 Santa Monica Blvd., Suite 1250, Los Angeles, California 90025.

(6)

Includes (i) 266,667 shares of class A common stock issuable upon exercise of 266,667 warrants that are currently exercisable and held by Gordel Holdings Limited (“Gordel”), and (ii) 1,240,000 shares of class A common stock, which is the maximum number of shares of class A common stock issuable upon conversion of 5,000 shares of series A preferred stock held by Gordel. Lorraine Davidson, Andreas Georgiou and Peter Brigham, each a director of Gordel, may be deemed to voting and/or investment power over all securities of the Company held by Gordel. The address of Gordel is Villa Saint Jean, 3 ruelle Saint Jean, MC 98000, Monaco.

PLAN OF DISTRIBUTION

Issuance of Class A Common Stock Underlying Warrants

This prospectus covers the issuance of the shares of class A common stock underlying the warrants upon the exercise of the warrants issued pursuant to the Purchase Agreement by the holders thereof. The warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, LLC, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the warrants, duly executed, for that number of shares of class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of class A common stock underlying the warrants to be exercised, multiplied by the difference between the exercise price of the warrants per share and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the volume weighted average price of the class A common stock as reported during the ten (10) trading day period ending on the second trading day prior to the date on which the notice of warrant exercise or redemption is sent.

Warrants are exercisable only for a whole number of shares of class A common stock. No fractional shares will be issued upon the exercise of the warrants. If, upon the exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon the exercise, round down to the nearest whole number the number of shares of class A common stock to be issued to such holder.

Sale of Class A Common Stock by Selling Stockholders

The selling stockholders and any of their pledgees, donees, assignees, transferees and successors-in-interest may, from time to time, sell, separately or together, some or all of the shares of our class A common stock covered by this prospectus on Nasdaq or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. To the extent any of the selling stockholders gift, pledge or otherwise transfer the securities offered hereby, such transferees may offer and sell the securities from time to time under this prospectus, provided that, if required under the Securities Act, and the rules and regulations promulgated thereunder, this prospectus has been amended under Rule 424(b)(3) or other applicable provision of the Securities Act, they include the name of such transferee in the list of selling stockholders under this prospectus. Subject to compliance with applicable law, the selling stockholders may use any one or more of the following methods when selling shares of class A common stock:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

•	block trades in which the broker-dealer will attempt to sell the shares of class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	“at the market” or through market makers or into an existing market for the shares of class A common stock;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	agreements with broker-dealers to sell a specified number of such shares of class A common stock at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of class A common stock by any selling stockholder to its partners, members or securityholders;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

To our knowledge, the selling stockholders have not entered into any agreements, understandings or arrangements with any underwriters or broker/dealers regarding the sale of the shares of class A common stock covered by this prospectus. At any time a particular offer of the shares of class A common stock covered by this prospectus is made, a revised prospectus or prospectus supplement, if required, will set forth the aggregate amount of shares of class A common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents. In addition, to the extent required, any discounts, commissions, concessions and other items constituting underwriters’ or agents’ compensation, as well as any discounts, commissions or concessions allowed or reallowed or paid to dealers, will be set forth in such revised prospectus or prospectus supplement. Any such required prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of class A common stock covered by this prospectus.

To the extent required, any applicable prospectus supplement will set forth whether or not underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the class A common stock at levels above those that might otherwise prevail in the open market, including, for example, by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids.

The selling stockholders may also sell shares of our class A common stock under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The selling stockholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. If the selling stockholders effect such transactions by selling securities to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders (and/or, if any broker-dealer acts as agent for the purchaser of shares of class A common stock, from the purchaser) in amounts to be negotiated.

In connection with the sale of the class A common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the class A common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of the class A common stock short after the effective date of the registration statement of which this prospectus is a part and deliver these securities to close out their short positions, or loan or pledge the class A common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders may from time to time pledge or grant a security interest in some or all of their shares of class A common stock to their broker-dealers under the margin provisions of customer agreements or to other parties to secure other obligations. If a selling stockholder defaults on a margin loan or other secured obligation, the broker-dealer or secured party may, from time to time, offer and sell the shares of class A common stock pledged or secured thereby pursuant to this prospectus. The selling stockholders and any other persons participating in the sale or distribution of the shares of class A common stock will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares of class A common stock by, the selling stockholders or any other person, which limitations may affect the marketability of the shares of class A common stock.

The selling stockholders also may transfer the shares of our class A common stock in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

A selling stockholder that is an entity may elect to make a pro rata in-kind distribution of shares of class A common stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradeable shares of class A common stock pursuant to the distribution through a registration statement.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. To our knowledge, no selling stockholder has entered into any agreement or understanding, directly or indirectly, with any person to distribute the shares of our class A common stock.

We are required to pay all fees and expenses incident to the registration of shares of our class A common stock. We have agreed to indemnify certain selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We and the selling stockholders may agree to indemnify underwriters, broker-dealers or agents against certain liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, broker-dealers or agents may be required to make.

There can be no assurance that any selling stockholder will sell any or all of the securities registered pursuant to the registration statement of which this prospectus is a part.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

We have authorized 440,000,000 shares of capital stock, consisting of (i) 430,000,000 shares of common stock, including (1) 400,000,000 shares of class A common stock, (2) 20,000,000 shares of class B common stock and (3) 10,000,000 shares of class F common stock, par value $0.0001 per share (the “class F common stock”), and (ii) 10,000,000 shares of preferred stock. As of November 6, 2019, we had: (i) 118 holders of record of class A common stock and 54,588,775 shares of class A common stock outstanding; (ii) 20 holders of record of class B common stock and 13,775,400 shares of class B common stock outstanding; (iii) no shares of class F common stock outstanding; and (iv) 7 holders of record of series A preferred stock and 55,000 shares of series A preferred stock outstanding. All of the shares of our class F common stock that were not forfeited in connection with the Business Combination were converted into shares of class A common stock on a one-for-one basis at the closing of the Business Combination.

Class A Common Stock

Holders of the class A common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the class A common stock and holders of the class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in our Second Amended and Restated Certificate of Incorporation (including any certificate of designation of preferred stock) or the bylaws of the Company, or as required by applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the class A common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the class A common stock.

Holders of class A common stock are entitled to receive dividends from the Company when, as and if declared by the board of directors of the Company (the “Board”).

Class B Common Stock

In connection with the Business Combination, and pursuant to the Merger and Contribution Agreement, dated as of July 13, 2018, and amended on August 9, 2018, and further amended on November 2, 2018 (as amended, the “Merger and Contribution Agreement”), with MPAC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), USWS Holdings, certain owners of equity interests in USWS Holdings (the “Blocker Companies”) and, solely for purposes described therein, the seller representative named therein, the Company issued 14,546,755 shares of class B common stock to certain owners of equity interests in USWS Holdings other than the Blocker Companies (the “Non-Blocker USWS Members”). Non-Blocker USWS Members were issued units of USWS Holdings (“USWS Units”) and an equal number of shares of class B common stock. The Non-Blocker USWS Members collectively own all of our outstanding shares of class B common stock. We expect to maintain a one-to-one ratio between the number of outstanding shares of class B common stock and the number of USWS Units held by persons other than the Company, so holders of USWS Units (other than the Company) will have a voting interest in the Company that is proportionate to their economic interest in USWS Holdings. Class B common stock represents a non-economic interest in the Company.

Shares of class B common stock (i) may be issued only in connection with the issuance by USWS Holdings of a corresponding number of USWS Units and only to the person or entity to whom such USWS Units are issued and (ii) may be registered only in the name of (1) a person or entity to whom shares of class B common stock are issued as described above, (2) its successors and assigns, (3) their respective permitted transferees or (4) any subsequent successors, assigns and permitted transferees. A holder of shares of class B common stock may transfer shares of class B common stock to any transferee (other than the Company) only if, and only to the extent permitted by the Amended and Restated Limited Liability Company Agreement of USWS Holdings (the “A&R USWS Holdings LLC Agreement”), such holder also simultaneously transfers an equal number of such holder’s USWS Units to the same transferee in compliance with the A&R USWS Holdings LLC Agreement. Shares of class B common stock (together with the same number of USWS Units) may be exchanged for shares of class A common stock as provided in the A&R USWS Holdings LLC Agreement.

Holders of shares of our class B common stock will vote together as a single class with holders of shares of our class A common stock on all matters properly submitted to a vote of the stockholders. In addition, holders of shares of class B common stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Second Amended and Restated Certificate of Incorporation that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the class B common stock.

Holders of class B common stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. There are no sinking fund provisions applicable to the class B common stock. No shares of class B common stock are being issued or registered in this offering.

Preferred Stock

Our Second Amended and Restated Certificate of Incorporation authorizes 10,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have antitakeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. No shares of preferred stock are being issued or registered in this offering.

Series A Preferred Stock

The series A preferred stock ranks senior to our class A common stock and class B common stock with respect to distributions and upon a liquidation, winding-up or dissolution of our affairs. The series A preferred stock have only specified voting rights, including with respect to the issuance or creation of senior securities, amendments to our Second Amended and Restated Certificate of Incorporation that negatively impact the rights of the holders of series A preferred stock and the payment of dividends on, repurchase or redemption of class A common stock.

Holders of series A preferred stock will receive distributions of 12.00% per annum on the then-applicable liquidation preference for the first two years after issuance and 16.00% per annum on the liquidation preference thereafter. Distributions are not required to be paid in cash and, if not paid in cash, will automatically accrue and be added to the liquidation preference.

We have the option, but no obligation, to redeem the series A preferred stock for cash. If we notify the holders that we have elected to redeem shares of series A preferred stock, the holder may instead elect to convert such shares. If we fund the redemption with proceeds of an equity offering within one year of the Initial Closing, then any converting shares will convert at a ratio that is based on the higher of the price to the public in the offering and the ordinary conversion price, which initially was $6.67. Otherwise, such converting shares will convert by reference to the ordinary conversion price. In any event, shares of series A preferred stock converting in response to a redemption notice will net settle for a combination of cash and class A common stock.

Following the first anniversary of the Initial Closing, each holder of series A preferred stock may convert all or any portion of its shares of series A preferred stock into class A common stock based on the then-applicable liquidation preference, subject to anti-dilution adjustments, at any time, but not more than once per quarter, so long as any conversion is for at least $1 million based on the liquidation preference on the date of the conversion notice.

Following the third anniversary of the Initial Closing, we may cause the conversion of all or any portion of the series A preferred stock into class A common stock if (i) the closing price of the class A common stock is greater than 130% of the conversion price for 20 days over any 30-day trading period; (ii) the average daily trading volume of the class A common stock exceeded 250,000 for 20 days over any 30-day trading period; and (iii) we have an effective registration statement on file with the SEC covering resales of the underlying class A common stock to be received upon such conversion.

Dividends

We have not paid any cash dividends on our class A common stock to date and do not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends is dependent upon our revenues and earnings, capital requirements and general financial condition, and is within the discretion of the Board and subject to the consent of the holders of shares of series A preferred stock. Holders of class B common stock will not be entitled to any dividends from the Company.

Holders of shares of series A preferred stock are entitled to receive cumulative dividends, compounding quarterly and payable in arrears, from the Initial Closing until the second anniversary of the Initial Closing, at an annual rate of 12.0% on the then-applicable liquidation preference, and thereafter, 16% of the liquidation preference. Dividends are payable, at our option, in cash from legally available funds or in kind by increasing the liquidation preference of the outstanding series A preferred stock by the amount per share of the dividend on February 24, May 24, August 24, and November 24 of each year, commencing on August 24, 2019.

Election of Directors

Our Board is divided into three classes, each of which will serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

Warrants

As of the date of this prospectus, there were outstanding warrants exercisable for 24,000,000 shares of our class A common stock, consisting of (i) public warrants exercisable for an aggregate of 16,250,000 shares of our class A common stock issued pursuant to the warrant agreement entered into in connection with our initial public offering; (ii) private placement warrants exercisable for an aggregate of 7,750,000 shares of our class A common stock issued in a private placement that closed simultaneously with the closing of our initial public offering; and (iii) warrants exercisable for an aggregate of 2,933,333 shares of our class A common stock issued pursuant to the Purchase Agreement. Subject to there being shares of series A preferred stock outstanding, the Company will issue an aggregate of 488,888 additional warrants in quarterly installments beginning nine months after the Initial Closing Date.

Warrants issued pursuant to the Purchase Agreement

Each warrant issued pursuant to the Purchase Agreement entitles the registered holder to purchase the number of shares of our class A common stock stated in such warrant at a price of $7.66 per share, subject to adjustment as discussed below, at any time commencing on the date that is six months and one day after the Initial Closing (the “Exercisable Date”). Warrants must be exercised for a whole share. The warrants will expire on the sixth anniversary of the Exercisable Date, at 5:00 p.m., New York City time.

No warrant will be exercisable, and we will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares of class A common stock upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption is available.

If the number of outstanding shares of class A common stock is increased by a stock dividend payable in shares of class A common stock, or by a split-up of shares of class A common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of class A common stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of class A common stock. A rights offering to holders of class A common stock entitling holders to purchase shares of class A common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of class A common stock equal to the product of (i) the number of shares of class A common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for class A common stock) multiplied by (ii) one minus the quotient of (x) the price per share of class A common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for class A common stock, in determining the price payable for class A common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of class A common stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of class A common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of class A common stock on account of such shares of class A common stock (or other shares of our capital stock into which the warrants are convertible), other than as described above, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of class A common stock in respect of such event.

If the number of outstanding shares of our class A common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of class A common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of class A common stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of class A common stock.

Whenever the number of shares of class A common stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of class A common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of class A common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of class A common stock (other than those described above or that solely affects the par value of such shares of class A common stock), or in the case of any merger or consolidation of us with or into another entity (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of class A common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our class A common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had held a number of shares of class A common stock equal to the aggregate of the shares of class A common stock purchasable upon exercise of their warrants immediately prior to such event (the “Alternative Issuance”). However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger, and if a tender, exchange or redemption offer has been made to and accepted by such holders under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the outstanding shares of class A common stock, (i) the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant holder had held a number of shares of class A common stock equal to the aggregate of the shares of class A common stock purchasable upon exercise of their warrants prior to the expiration of such tender or exchange offer, accepted such offer and all of the class A common stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement and (ii) if we are not the issuer of the securities constituting the Alternative Issuance, then we and such issuer(s) will take such action so as to ensure the availability of Section 3(a)(9) under the Securities Act for any issuance of such securities upon the exercise of the warrants and the tacking of the “holding period” under Rule 144 under the Securities Act for the warrants to such securities. Additionally, if less than 70% of the consideration receivable by the holders of class A common stock in such a transaction is payable in the form of class A common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the per share consideration minus Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, LLC, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 75% of the then outstanding warrants issued pursuant to the Purchase Agreement to make any change that adversely affects the interests of the registered holders of warrants.

The warrants may be exercised upon the surrender of the certificate evidencing such warrant on or before the expiration date at the offices of the warrant agent, Continental Stock Transfer & Trust Company, LLC, in the Borough of Manhattan, City and State of New York, with the subscription form, as set forth in the warrants, duly executed, for that number of shares of class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of class A common stock underlying the warrants to be exercised, multiplied by the difference between the exercise price of the warrants per share and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” means the volume weighted average price of the class A common stock as reported during the ten (10) trading day period ending on the second trading day prior to the date on which the notice of warrant exercise or redemption is sent.

The warrant holders do not have the rights or privileges of holders of class A common stock and any voting rights until they exercise their warrants and receive shares of class A common stock. After the issuance of shares of class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Warrants may be exercised only for a whole number of shares of class A common stock. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares of class A common stock to be issued to the warrant holder.

Public and Private Placement Warrants

We issued (i) an aggregate of 32,500,000 warrants to purchase shares of our class A common stock pursuant to the warrant agreement entered into in connection with our initial public offering (the “public warrants”) and (ii) an aggregate of 15,500,000 warrants to purchase shares of our class A common stock issued in a private placement that closed simultaneously with the closing of our initial public offering (the “private placement warrants,” and, together with the public warrants, the “public and private placement warrants”). As of November 6, 2019, there were 9,994,635 public warrants and 15,500,000 private placement warrants outstanding, the total of both are exercisable for 12,747,318 shares of class A common stock and 2,933,333 initial warrants issued pursuant to the purchase agreement for the series A preferred stock, which are exercisable for 2,933,333 shares of class A common stock. Our outstanding public and private placement warrants are listed on Nasdaq and trade under the symbol “USWSW.”

Each outstanding public or private placement warrant entitles the registered holder to purchase one-half of one share of our class A common stock at a price of $5.75 per half share, subject to adjustment. The outstanding public and private placement warrants will expire five years after the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may call the outstanding public and private placement warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrant holder; and

•

if, and only if, the last sale price of our class A common stock equals or exceeds $24.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If we call the public and private placement warrants for redemption as described above, we will have the option to require all holders that wish to exercise public or private placement warrants to do so on a “cashless basis.” If we take advantage of this option, each holder would pay the exercise price by surrendering the public or private placement warrants for that number of shares of our class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our class A common stock underlying such warrants, multiplied by the difference between the exercise price of such warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of class A common stock to be received upon exercise of the public and private placement warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the public and private placement warrants for redemption and we do not take advantage of this option, Matlin & Partners Acquisition Sponsor LLC and its permitted transferees would still be entitled to exercise their public or private placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their public or private placement warrants on a cashless basis. The private placement warrants will not be redeemable by us so long as they are held by the initial holders or their permitted transferees. If holders of such private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price, the redemption price and number of shares of class A common stock issuable on exercise of the outstanding public and private placement warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of class A common shares issuable on exercise of the public and private placement warrants will not be adjusted for issuances of class A common stock at a price below the warrant exercise price.

The outstanding public and private placement warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, LLC, as the warrant agent, and the Company. The public and private placement warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of public and private placement warrants being exercised. The warrant holders do not have the rights or privileges of holders of class A common stock and any voting rights until they exercise their public or private placement warrants and receive shares of class A common stock. After the issuance of shares of class A common stock upon exercise of the public and private placement warrants, each holder will be entitled to one vote for each share of class A common stock held of record on all matters to be voted on by our stockholders.

No outstanding public and private placement warrants will be exercisable unless at the time of exercise a prospectus relating to class A common stock issuable upon exercise of the public and private placement warrants is current and available throughout the 30-day redemption period and the class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

Public and private placement warrants may be exercised only for a whole number of shares of class A common stock. No fractional shares of class A common stock will be issued upon exercise of the outstanding public and private placement warrants. If, upon exercise of the public and private placement warrants, a holder would be entitled to receive a fractional interest in a share of class A common stock, we will, upon exercise, round up to the nearest whole number the number of shares of class A common stock to be issued to the warrant holder.

Registration Rights

On May 24, 2019, in connection with the Initial Closing and pursuant to the Purchase Agreement, we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the selling stockholders relating to the registration of the class A common stock issuable upon conversion of the series A preferred stock and exercise of the warrants (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, we are required to use our commercially reasonable efforts to file a registration statement on or before September 23, 2019 and to cause such registration statement to become effective no later than May 25, 2020. The holders of Registrable Securities will have the right, upon notice, to require us to register a minimum of $10 million of additional Registrable Securities within 10 business days by amending our registration statement or filing a new shelf registration statement. In certain circumstances, and subject to customary qualifications and limitations, the holders of Registrable Securities will have piggyback registration rights on offerings of class A common stock initiated by us, and the selling stockholders will have rights to request that we initiate up to two Underwritten Offerings (as defined in the Registration Rights Agreement) of Registrable Securities in any 365 day period.

We will bear all expenses incurred in connection with the filing of any such registration statements and any such offerings, other than underwriting discounts and commission on the sale of Registrable Securities and the fees and expenses of counsel to holders of Registrable Securities. The Registration Rights Agreement also includes customary provisions regarding indemnification and contribution.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of class A common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved class A common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of class A common stock at prices higher than prevailing market prices.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of common stock then outstanding; or

•	average weekly reported trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, such as us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, if we have filed all Exchange Act reports and materials as set forth in the third bullet of the preceding paragraph, then the selling stockholders will be able to sell the securities covered by this prospectus pursuant to Rule 144 without registration one year from the time that we filed current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company, which such date is November 16, 2019.

Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company, LLC.

Listing

Our class A common stock is listed on Nasdaq and trades under the symbol “USWS.”

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If the securities are being distributed through underwriters or agents, the validity of the securities will be passed upon for the underwriters or agents by counsel identified in the related prospectus supplement.

EXPERTS

The consolidated financial statements of U.S. Well Services, Inc. and subsidiaries as of December 31, 2018 and 2017 and for the year ended December 31, 2018 (Successor), for the periods of February 2, 2017 to December 31, 2017 (Successor), January 1, 2017 to February 1, 2017 (Predecessor), and for the year ended December 31, 2016 (Predecessor), have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2018 consolidated financial statements refers to a new basis for presentation as the accompanying consolidated financial statements for the Successor periods include assets acquired and liabilities assumed that were recorded at fair value having carrying amounts not comparable with prior periods as discussed in note 4 to the consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.uswellservices.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless we expressly provide to the contrary):

(1)	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019 (File No. 001-38025);

(2)

Quarterly Reports on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019, for the quarter ended June  30, 2019, filed with the SEC on August 7, 2019, and for the quarter ended September 30, 2019, filed with the SEC on November 7, 2019 (File No. 001-38025);

(3)	Current Reports on Form 8-K filed with the SEC on January 4, 2019, March 20, 2019, April 17, 2019, May 24, 2019 and May 30, 2019 (File No. 001-38025); and

(4)

The description of our class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on March 7, 2017 (File No. 001-38025) and any amendment or report filed for purposes of updating that description.

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such we expressly provide to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Well Services, Inc.

Attn: Corporate Secretary

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Part II

Information not required in prospectus

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$2,897.14
FINRA filing fee	*
Printing	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

Our Second Amended and Restated Certificate of Incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may in the future be amended. In addition, our Second Amended and Restated Certificate of Incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our Second Amended and Restated Certificate of Incorporation. We believe that these provisions and agreements are necessary to attract qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document
2.1	Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2018).

2.2	Amendment No. 1, dated as of August 9, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1.1 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 26, 2018).

2.3	Amendment No. 2, dated as of November 2, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2018).

3.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2018).

3.2	Certificate of Designations (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

3.3	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

4.1	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

4.2	Warrant Agreement, dated May 24, 2019, between U.S. Well Services, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

4.3	Registration Rights Agreement, dated May 24, 2019, by and among U.S. Well Services, Inc. and the Purchasers party thereto (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

10.1	Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated as of November 9, 2018 (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2018).

10.2	Amendment No. 1 to Amended and Restated Limited Liability Company Agreement of USWS Holdings LLC, dated May 24, 2019 (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K, filed with the SEC on May 24, 2019).

23.1	Consent of KPMG LLP.

23.3	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1	Powers of Attorney (included on the signature page hereof).

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415 (a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on November 7, 2019.

U.S. WELL SERVICES, INC.

By:	/s/ Joel Broussard
Name:	Joel Broussard
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Joel Broussard, Kyle O’Neill and Mark D. Wolf and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Joel Broussard Joel Broussard	President, Chief Executive Officer and Director (Principal Executive Officer)	November 7, 2019

/s/ Kyle O’Neill Kyle O’Neill	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 7, 2019

/s/ Chris Wirtz Chris Wirtz	Principal Accounting Officer	November 7, 2019

/s/ Richard Burnett Richard Burnett	Director	November 7, 2019

/s/ Ryan Carroll Ryan Carroll	Director	November 7, 2019

/s/ Adam Klein Adam Klein	Director	November 7, 2019

Signature	Title	Date

/s/ David Matlin David Matlin	Director	November 7, 2019

/s/ David Treadwell David Treadwell	Director	November 7, 2019

/s/ Eddie Watson Eddie Watson	Director	November 7, 2019